West8 Tower
10205 Westheimer Road
   Houston, Texas 77042
www.dresser-rand.com

For Immediate Release

Dresser-Rand Group Inc. Names New Independent Director

HOUSTON, TX, November 10, 2009 – Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), a leading supplier of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries, today named Stephen A. Snider as a new independent member of its Board of Directors.  This appointment brings the number of directors on the Company’s Board to eight.

“We are pleased to have Mr. Snider join our Board,” said Vincent R. Volpe Jr., President and Chief Executive Officer of Dresser-Rand.  “Steve brings significant business experience and industry expertise to our Company.  He is widely respected and brings added strength to our Company as we continue our focus on profitable growth and creating value for our stockholders.”

Mr. Snider was Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and was Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business.  Both companies are publicly traded and headquartered in Houston, Texas.  Mr. Snider retired from all positions with Exterran on June 30, 2009.

Mr. Snider has over 30 years of experience in senior management of operating companies, and also serves as a director of two publicly traded companies – Energen Corporation and Seahawk Drilling.  He serves his community by volunteering as a director for the Memorial Hermann Healthcare System located in Harris County, Texas, and as a trustee for Cristo Rey Jesuit College Preparatory School for underprivileged high school students in Houston, Texas.

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About Dresser-Rand
Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 35 service and support centers covering more than 140 countries.

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This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook”, and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others.  These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

DRC-FIN